[SUMMARY ENGLISH TRANSLATION]

Inner Mongolia Autonomous Region Development and Reform Commission

Inner Mongolia DRC Industry File No.: [2010] No. 515

Notice Concerning Change of Project Ownership for Wuchuan Shuntong Humic Acid Trading Co., Ltd.’s Humic Acid Salt Project with an Annual Capacity of 30,000 Tons

To: Hohhot Municipal Development and Reform Commission

This is to confirm our receipt of your “Request for Instructions for Changing Project Ownership: from ‘Wuchuan Shuntong Humic Acid Trading Co., Ltd.’s Humic Acid Salt Project with an Annual Capacity of 30,000 Tons’ to ‘Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.’s Humic Acid Salt Project with an Annual Capacity of 30,000 Tons’” (Hohhot DRC File No.: [2010] No. 698).  After review, we hereby notify you as follows in connection with relevant matters:

With respect to Wuchuan Shuntong Humic Acid Trading Co., Ltd.’s Humic Acid Salt Project with an Annual Capacity of 30,000 Tons (the “Project”), we have completed the record-filing under Inner Mongolia DRC Industry File No.: [2010] No. 424.  The preliminary work for the Project is currently actively in process.  According to your Commission’s application, as well as the relevant agreement in between the companies, we hereby give our consent to the change of project ownership: from Wuchuan Shuntong Humic Acid Trading Co., Ltd.’s Humic Acid Salt Project with an Annual Capacity of 30,000 Tons to Inner Mongolia Yongye Fumin Biotechnology Co., Ltd.’s Humic Acid Salt Project with an Annual Capacity of 30,000 Tons, under the condition that the original construction scale and location, production process and total investment for the Project remain unchanged.

We kindly request that you assist the companies in completing the relevant procedures required so as to expedite the Project and ensure its completion and start of production as soon as possible.

/seal of Inner Mongolia Autonomous Region Development and Reform Commission/

Date: December 3, 2010